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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion, in this Amendment No. 4 to the registration statement on Form S-1 (File No. 333-23319) to issue shares of Common Stock, of our report dated May 27, 1997, on our audits of the financial statements of Ascent Pediatrics, Inc. We also consent to the references to our firm under the captions "Selected Financial Data" and "Experts."



                                            COOPERS & LYBRAND L.L.P.


Boston, Massachusetts

May 27, 1997